UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 30, 2011
HERCULES OFFSHORE, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-51582	56-2542838
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9 Greenway Plaza, Suite 2200 Houston, Texas	77046
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (713) 350-5100
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events
     On September 30, 2011, the Starfish, a 140 class liftboat (the “Vessel”) owned by Hercules Offshore, Inc. (the “Company”), capsized after being struck by multiple waterspouts. The five crewmembers on the Vessel evacuated and were rescued at sea shortly after the incident. The crewmembers were treated for minor injuries and released from a Houma, Louisiana hospital. The incident occurred at the Ship Shoal Block 116, approximately 30 miles southwest of Port Fourchon, Louisiana. Shortly after the incident, the Company mobilized a nearby liftboat to the location to monitor the condition of the Vessel and to coordinate the salvage efforts, which have already commenced.
     The Company is insured for damage to the Vessel up to the insured value of $2.5 million, subject to a $1.0 million deductible. The deductible does not apply in the event the Vessel is a total loss. The Company also carries removal of wreck insurance, subject to a $250,000 deductible.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HERCULES OFFSHORE, INC.
Date: October 3, 2011	By:	/s/ James W. Noe
James W. Noe
Senior Vice President, General Counsel and Chief Compliance Officer